Exhibit 99.1

From:  SANFORD TELLER COMMUNICATIONS                                 [LOGO]
       1365 York Avenue
       New York, New York 10021
       (212) 717-0332



For:   MORTON'S RESTAURANT GROUP, INC.                    FOR IMMEDIATE RELEASE
       325 North LaSalle Street                           ---------------------
       Chicago, Illinois 60610
       (312) 923-0030
       www.mortons.com
                                                              February 26, 2007


Contact: RONALD M. DINELLA, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, MORTON'S RESTAURANT GROUP, INC.
          ------------------------------------------------------------------


           MORTON'S RESTAURANT GROUP, INC. (NYSE:MRT) REPORTS RESULTS
     FOR FOURTH QUARTER 2006 AND FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006


                   - RECORD-SETTING FOURTH QUARTER REVENUES -

                   - COMPARABLE RESTAURANT REVENUES UP 6.4% -

    - COMPANY PROVIDES GUIDANCE FOR FISCAL FIRST QUARTER AND FULL YEAR 2007-



HIGHLIGHTS FOR THE FOURTH QUARTER OF FISCAL 2006 AS COMPARED TO THE FOURTH QUARTER OF FISCAL 2005

     o    Revenues increased 8.7% to $90.9 million.

     o Comparable restaurant revenues increased 6.4% (Morton's +6.7%, Bertolini's -2.4%).

     o Net income was $5.6 million, or $0.33 per diluted share, compared to a net loss of $(3.8) million, or $(0.38) per diluted share, last year.

     o Pro forma net income was $5.8 million, or $0.34 per diluted share, compared to pro forma net income of $5.3 million, or $0.31 per diluted share, last year (refer to the reconciliation of pro forma net income to generally accepted accounting principles ("GAAP") net income (loss) in the financial tables that follow).

HIGHLIGHTS FOR THE FISCAL YEAR 2006 AS COMPARED TO THE FISCAL YEAR 2005

     o    Revenues  increased 7.1% to $322.0  million.

     o Comparable restaurant revenues increased 4.1% (Morton's +4.3%, Bertolini's -2.0%).

     o Including non-recurring items associated with the Company's February 2006 Initial Public Offering ("IPO"), the net loss reported in accordance with GAAP for fiscal 2006 was $(13.6) million, or $(0.84) per diluted share, which compares to GAAP net loss of $(4.2) million, or $(0.42) per diluted share, for fiscal 2005 (refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow).

     o Pro forma net income was $14.0 million, or $0.82 per diluted share, up 21.1% when compared to pro forma net income of $11.6 million, or $0.68 per diluted share last year (refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow).

Chicago, IL. February 26, 2007. Morton's Restaurant Group, Inc. (NYSE:MRT) today reported unaudited financial results for its 2006 fiscal fourth quarter and its fiscal year ended December 31, 2006.

Thomas J. Baldwin, chairman, chief executive officer and president of Morton's Restaurant Group, said "We are extremely pleased to report our operating results for both 2006 fourth quarter and the full fiscal year. Revenues for the quarter and the year were at an all-time high, in part driven by significant growth in comparable restaurant revenues.

"We continue to work hard to grow and strengthen our globally-recognized brand by building new restaurants and through strategic initiatives designed to further develop and strengthen our existing restaurants. These include making our private-dining Boardrooms even more appealing and rolling out our highly popular Bar 12o21 in additional locations.

"There are now 74 Morton's steakhouses, including the two new Morton's (one in Houston, TX and one in Anaheim, CA) that opened during the 2006 fourth quarter. The new Morton's in San Jose, CA opened on February 2, 2007, the same day our spectacular Trevi restaurant, formerly Bertolini's, opened at the Fountain of Gods at the Forum Shops at Caesar's Palace in Las Vegas.

"We and our 4,500 dedicated employees, 'our 4,500 person marketing department', remain focused on providing our guests with world-class dining experiences. We are committed to striving for perfection."

FOURTH QUARTER OF FISCAL 2006 RESULTS

Revenues for the fourth quarter of fiscal 2006 increased 8.7% to $90.9 million from $83.6 million for the fourth quarter of fiscal 2005. The growth in revenues is attributable to a 6.4% (Morton's +6.7%, Bertolini's -2.4%) increase in comparable restaurant revenues (13 weeks to 13 weeks) and revenues from eight new Morton's steakhouses, four of which opened in fiscal 2005 and four of which opened in fiscal 2006. During fiscal 2006, Morton's opened new steakhouses in Troy, MI (March), Northbrook, IL (September), Houston, TX (November) and Anaheim, CA (December).

During the fourth quarter, the Bertolini's at the Forum Shops at Caesars Palace in Las Vegas was closed for renovation. Our new Italian restaurant, Trevi, opened at that location, on February 2, 2007.

The Company's net income was $5.6 million, or $0.33 per diluted share, for the fourth quarter of fiscal 2006, compared to net loss of $(3.8) million, or $(0.38) per diluted share, for the fourth quarter of fiscal 2005. These fourth quarter results include compensation expense, net of related income taxes, pursuant to Statement of Financial Accounting Standards No. 123R "share based payment" (SFAS No. 123R), which requires the expensing of stock issued to employees, of $0.01 per diluted share.

The Company's pro forma net income was $5.8 million, or $0.34 per diluted share, for the fourth quarter of fiscal 2006, compared to pro forma net income of $5.3 million, or $0.31 per diluted share, for the fourth quarter of fiscal 2005 (refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow).

RESULTS FOR FISCAL 2006

Revenues for fiscal 2006 increased 7.1% to $322.0 million from $300.7 million for fiscal 2005. The growth in revenues is attributable to a 4.1% (Morton's +4.3%, Bertolini's -2.0%) increase in comparable restaurant revenues (52 weeks to 52 weeks) and revenues from eight new Morton's steakhouses, four of which opened in fiscal 2005 and four of which opened in fiscal 2006. During fiscal 2006, Morton's opened new steakhouses in Troy, MI (March), Northbrook, IL (September), Houston, TX (November) and Anaheim, CA (December).

During part of the third quarter and all of the fourth quarter, the Bertolini's at the Forum Shops at Caesars Palace in Las Vegas was closed for renovation. Our new Italian restaurant, Trevi, opened at that location, on February 2, 2007.

Management fee paid to related party was $0.4 million for fiscal 2006, compared to $2.8 million in fiscal 2005. The related management agreement was terminated in connection with the Company's IPO in February 2006 and the Company incurred an $8.4 million termination fee. (Refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow.)

In connection with the IPO, during the first quarter of fiscal 2006, the Company incurred costs of $28.0 million associated with debt repayment, primarily consisting of prepayment penalties that were incurred with the early repayment of the then-outstanding 7.5% senior secured notes and 14.0% senior secured notes. The debt was refinanced in conjunction with the Company's IPO. Costs associated with the repayment of certain debt of approximately $0.2 million for fiscal 2005 represent prepayment penalties that were incurred with the early repayment of certain mortgages. (Refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow.)

Interest expense, net was $4.9 million for fiscal 2006 compared to $17.4 million for fiscal 2005. The decrease is due to the repayment, in connection with the IPO, of the then-outstanding 7.5% senior secured notes and 14.0% senior secured notes, partially offset by the interest relating to borrowings under our revolving credit facility. (Refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow.)

After non-recurring items associated with the Company's February 2006 IPO, the net loss reported in accordance with GAAP for fiscal 2006 was $(13.6) million, or $(0.84) per diluted share, which compares to GAAP net loss of $(4.2) million, or $(0.42) per diluted share, for fiscal 2005. (Refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow.) These fiscal 2006 results include compensation expense, net of related income taxes, pursuant to SFAS No. 123R, of $0.03 per diluted share.

The Company's pro forma net income was $14.0 million, or $0.82 per diluted share, for fiscal 2006, compared to pro forma net income of $11.6 million, or $0.68 per diluted share, for fiscal 2005. (Refer to the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow.)

Morton's Restaurant Group, Inc. completed its initial public offering on February 9, 2006. Its common stock is traded on the New York Stock Exchange, under the symbol MRT.

RESTAURANT DEVELOPMENT

On February 2, 2007, the Company  opened a new Morton's  steakhouse in San Jose,
CA.

During fiscal 2006, Morton's opened new steakhouses in Troy, MI (March), Northbrook, IL (September), Houston, TX (November) and Anaheim, CA (December). The Company has executed leases to open new Morton's steakhouses in Annapolis, MD; Cincinnati, OH; Coral Gables, FL; Woodland Hills, CA; and Macao, China.

During part of the third quarter and all the fourth quarter of 2006, the Bertolini's at the Forum Shops at Caesars Palace in Las Vegas was closed for renovation. Our new Italian restaurant, Trevi, opened at that location on February 2, 2007.

FIRST  QUARTER 2007 AND FULL YEAR 2007  FINANCIAL  GUIDANCE

The Company expects first quarter 2007 revenues to range between $88 million and $91 million, including increases in comparable restaurant revenues between 1.5% to 3%. Diluted net income per share is expected to approximate $0.30 to $0.32. This range includes estimated compensation expense, net of related income taxes, pursuant to SFAS No. 123R (approximately $0.01 to $0.02 per diluted share). This range includes expectations that the Company's 2007 effective income tax rate will approximate 30%.

The Company expects fiscal year 2007 revenues to be between $355 million and $360 million, including increases in comparable restaurant revenues of approximately 2% to 3%. Diluted net income per share is expected to approximate $0.97 to $1.00. This range includes estimated compensation expense, net of related income taxes, pursuant to SFAS No. 123R (approximately $0.06 to $0.07 per diluted share). This range includes expectations that the Company's 2007 effective income tax rate will approximate 30%. During fiscal 2007, the Company expects to open a total of five to seven new Morton's steakhouses, each of which will include our new Bar 12o21. In addition, during fiscal 2007, we expect to retrofit seven to nine Morton's steakhouses to include Bar 12o21.

CONFERENCE CALL

Morton's Restaurant Group, Inc. (NYSE: MRT) has scheduled a conference call and webcast for investors at 5:00 p.m. ET today to discuss these results. Details of the conference call are as follows:
Date:        Monday,  February 26, 2007
Time:        5:00 p.m. ET (please dial in by 4:45 p.m.)

Dial-In #:  (800) 810-0924 U.S. & Canada
            (913) 981-4900 International

Alternatively, the conference call will be webcast at www.mortons.com under the "investor relations" tab.

ABOUT THE COMPANY

Morton's Restaurant Group, Inc. is the world's largest operator of company-owned upscale steakhouses. Morton's steakhouses have remained true to its founders' original vision of combining generous portions of high quality food prepared to exacting standards with exceptional service in an enjoyable dining environment.

As of February 26, 2007, the Company owned and operated 74 Morton's steakhouses located in 65 cities across 28 states and Puerto Rico and four international locations (Toronto, Vancouver, Singapore and Hong Kong) and 4 Italian restaurants.

FORWARD-LOOKING STATEMENTS

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS NEWS RELEASE, THE MATTERS ADDRESSED ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS, WRITTEN, ORAL OR OTHERWISE MADE, REPRESENT THE COMPANY'S EXPECTATION OR BELIEF CONCERNING FUTURE EVENTS. WITHOUT LIMITING THE FOREGOING, THE WORDS "BELIEVES," "THINKS," "ANTICIPATES," "PLANS," "EXPECTS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THE COMPANY CAUTIONS THAT FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES, ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, OR OTHERWISE, FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS,
INCLUDING, WITHOUT LIMITATION, RISKS OF THE RESTAURANT INDUSTRY, INCLUDING A HIGHLY COMPETITIVE ENVIRONMENT AND INDUSTRY WITH MANY WELL-ESTABLISHED COMPETITORS WITH GREATER FINANCIAL AND OTHER RESOURCES THAN THE COMPANY, THE IMPACT OF CHANGES IN CONSUMER TASTES, LOCAL, REGIONAL AND NATIONAL ECONOMIC AND MARKET CONDITIONS, RESTAURANT PROFITABILITY LEVELS, EXPANSION PLANS, TIMELY CONSTRUCTION AND OPENING OF NEW RESTAURANTS, DEMOGRAPHIC TRENDS, TRAFFIC PATTERNS, EMPLOYEE AVAILABILITY, BENEFITS AND COST INCREASES, PRODUCT SAFETY AND AVAILABILITY, GOVERNMENT REGULATION, THE COMPANY'S ABILITY TO MAINTAIN ADEQUATE FINANCING FACILITIES AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S MOST RECENT FORM 10-K, FORMS 10-Q AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. OTHER UNKNOWN OR UNPREDICTABLE FACTORS ALSO COULD HARM THE COMPANY'S RESULTS. CONSEQUENTLY, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS OR DEVELOPMENTS ANTICIPATED BY THE COMPANY WILL BE REALIZED OR, EVEN IF SUBSTANTIALLY REALIZED, THAT THEY WILL HAVE THE EXPECTED CONSEQUENCES TO, OR EFFECTS ON, THE COMPANY. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE SECURITIES LAWS.
                                     # # #

                         Morton's Restaurant Group, Inc.
           Consolidated Statements of Operations (Note 1) - Unaudited
                  (Amounts in thousands, except per share data)



                                           Three Month Period Ended                 Fiscal Year Ended
                                        -------------------------------     ------------------------------
                                         December 31,       January 1,       December 31,        January
                                             2006              2006             2006             1, 2006
                                        -------------      ------------     --------------     -----------

Revenues                                $  90,864           $ 83,568           $ 321,982         $300,690
Food and beverage costs                    30,024             27,259             106,412           99,587
Restaurant operating expenses              39,671             36,888             151,061          140,998
Pre-opening costs                           2,130                243               4,101            2,293
Depreciation and amortization               2,170              2,368               7,763            7,695
General and administrative expenses         6,605              6,212              23,016           22,643
Marketing and promotional expenses          1,801              1,390               6,068            5,472
Employee separation charge                      -              6,625                   -            6,625
Stock compensation expense associated
 with initial public offering                   -                  -                 488                -
Management fee paid to related party            -                700                 390            2,800
                                      ------------      -------------        ---------------    ----------
     Operating income                       8,463              1,883              22,683           12,577
Gain on sale of investment                      -                  -                   -             (664)
Costs associated with the repayment
of certain debt                                 -                  -              28,003              174
Costs associated with the
termination of management agreement             -                  -               8,400                -
Interest expense, net                         859              4,419               4,933           17,365
                                      ------------     -------------         ---------------    ----------
     Income (loss) before income
        taxes                               7,604            (2,536)             (18,653)          (4,298)

Income tax expense (benefit)                1,978             1,260               (5,060)             (95)
                                      ------------    -------------        ---------------      -----------
     Net income (loss)                   $  5,626          $ (3,796)           $ (13,593)        $ (4,203)
                                      ============    =============        ===============      ===========

Net income (loss) per share:
Basic                                    $   0.33        $  (0.38)              $  (0.84)        $  (0.42)
Diluted                                  $   0.33        $  (0.38)              $  (0.84)        $  (0.42)

Shares used in computing net income
(loss) per share:
Basic                                    16,900.5        10,098.5               16,124.3         10,098.5
Diluted                                  17,142.2        10,098.5               16,124.3         10,098.5

NOTE:
(1) In conjunction with the IPO, Morton's Holding Company, Inc. ("MHCI") was merged into Morton's Restaurant Group, Inc. ("MRG") with MRG being the surviving corporation. In accordance with SFAS 141, these financial statements are presented as if MHCI was merged with and into MRG at the beginning of fiscal
2005.


                         Morton's Restaurant Group, Inc.
                           Margin Analysis - Unaudited
                             (Amounts in thousands)

                                                    Three Month Period Ended                      Fiscal Year Ended
                                           ---------------------------------------    -------------------------------------------
                                             December 31, 2006    January 1, 2006       December 31, 2006       January 1, 2006
                                           -------------------   -----------------    --------------------   --------------------

Revenues                                    $  90,864   100.0%   $  83,568  100.0%    $  321,982   100.0%    $300,690     100.0%

Food and beverage costs                        30,024    33.0%      27,259   32.6%       106,412    33.0%      99,587      33.1%
Restaurant operating expenses                  39,671    43.7%      36,888   44.1%       151,061    46.9%     140,998      46.9%
Pre-opening costs                               2,130     2.3%         243    0.3%         4,101     1.3%       2,293       0.8%
Depreciation and amortization                   2,170     2.4%       2,368    2.8%         7,763     2.4%       7,695       2.6%
General and administrative expenses             6,605     7.3%       6,212    7.4%        23,016     7.1%      22,643       7.5%
Marketing and promotional expenses              1,801     2.0%       1,390    1.7%         6,068     1.9%       5,472       1.8%
Employee separation charge                          -       -        6,625    7.9%             -        -       6,625       2.2%
Stock compensation expense
   associated with initial public offering          -       -            -       -           488     0.2%           -          -
Management fee paid to related party                -       -          700    0.8%           390     0.1%       2,800       0.9%
                                            ---------            ---------               -------            ---------
     Operating income                           8,463     9.3%       1,883    2.3%        22,683     7.0%      12,577       4.2%
Gain on sale of investment                          -       -            -      -              -        -       (664)     (0.2%)
Costs associated with repayment of
  certain debt                                      -       -            -      -         28,003     8.7%         174       0.1%
Costs associated with termination of
   management agreement                             -       -            -      -          8,400     2.6%           -          -
Interest expense, net                             859     0.9%       4,419    5.3%         4,933     1.5%      17,365       5.8%
                                            ---------           ----------             ---------            ---------

     Income (loss) before income taxes          7,604     8.4%      (2,536)  (3.0%)      (18,653)   (5.8%)     (4,298)     (1.4%)

Income tax expense (benefit)                    1,978     2.2%       1,260    1.5%        (5,060)   (1.6%)        (95)     (0.0%)
                                            ---------            ---------             ---------            ---------

     Net income (loss)                         $5,626     6.2%     $(3,796)  (4.5%)     $(13,593)   (4.2%)    $(4,203)     (1.4%)
                                            =========            =========            ==========            =========



                         Morton's Restaurant Group, Inc.
    Pro Forma Net Income and Pro Forma Diluted Net Income Per Share (Note 1)
                  (Amounts in thousands, except per share data)

                                              Three Month Period Ended                 Fiscal Year Ended
                                         ----------------------------------     -----------------------------------
PRO FORMA ANALYSIS (1)                   December 31, 2006  January 1, 2006      December 31, 2006  January 1, 2006
                                         ----------------- -----------------    -----------------  ----------------
Net income (loss), as reported            $    5,626         $  (3,796)           $   (13,593)        $   (4,203)
Income tax expense (benefit)                   1,978             1,260                 (5,060)               (95)
Income (loss) before income taxes,        ----------         ---------            -----------         -----------
    as reported                            7,604            (2,536)               (18,653)            (4,298)
Pro forma adjustments (1):
Gain on sale of investment           (2)           -                 -                      -               (664)
Costs associated with the
repayment of certain debt            (3)           -                 -                 28,003                174
Stock compensation expense
    associated with IPO              (4)           -                 -                    488                  -
Management fee paid to a related
    party                            (5)           -               700                    390             2,800
Costs associated with termination
    of management agreement          (6)           -                 -                  8,400                 -
Employee separation charge           (7)           -             6,625                      -             6,625
Interest expense                     (8)           -             3,252                  1,239            12,818
                                          ----------         ---------            -----------         ---------
Pro forma income before income
    taxes                                      7,604             8,041                 19,867             17,455

Income tax expense                   (9)       1,764             2,695                  5,872              5,896
                                          ==========         =========            ===========         ==========
Pro forma net income                      $    5,840         $   5,346            $    13,995         $   11,559
Pro forma diluted net income per          $     0.34         $    0.31            $      0.82         $     0.68
    share

Shares used in computing pro forma
     diluted net income per share    (10)   17,142.2           17,142.2              17,114.1           17,114.1

NOTES:
(1) The Company believes these pro forma calculations provide meaningful supplemental information to the Company's operating results on a basis comparable with that of future periods by eliminating the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Accordingly, the Company believes that the presentation of the pro forma analysis, when used in conjunction with GAAP financial measures, is a useful financial analysis tool which can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The pro forma analysis should not be considered in isolation or as a substitute for net income (loss) prepared in accordance with GAAP. The pro forma analysis, as well as the other information in this press release, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.

(2) Gain on sale of investment represents a 2005 one-time gain from the sale of stock of a privately owned company.

(3) Includes prepayment premiums relating to the repayment of the 7.5% and the 14% senior secured notes, investment banking and legal fees in connection with the tender offer for the 7.5% senior secured notes and the repurchase of the 14% senior secured notes, fees in connection with the termination of the prior working capital facility and the write-off of deferred financing fees relating to the 7.5% and 14% senior secured notes and the prior working capital facility.

(4) Represents the stock compensation expense attributable to the vesting of the executive units previously granted to certain employees. The vesting occurred in conjunction with the Company's IPO.

(5) The related management agreement was terminated in conjunction with the Company's IPO in February 2006.

(6)  Represents the fee paid to terminate the management agreement.

(7) Represents a charge related to the separation agreement that the Company entered into with Allen J. Bernstein, the former President and Chief Executive Officer, on December 30, 2005, in connection with his retirement.

(8) Interest expense for fiscal 2006 was adjusted to eliminate interest expense related to the 7.5% and 14% senior secured notes which were repaid in February 2006 and to reflect the interest on the senior revolving credit facility.

(9) The full year 2006 pro forma income tax rate was approximately 29.6% and the full year 2005 pro forma income tax rate was approximately 33.8%.

(10) Post IPO fully diluted shares including a weighted average of the outstanding unvested restricted shares of 241,710 and 213,633 for the three and twelve month periods ended December 31, 2006, respectively.